EXHIBIT 99.1

Norwegian Cruise Line Holdings Announces Enhancements to its Norwegian Cruise Line Brand’s 2019 and 2020 Itinerary Deployments to Capitalize on Strong Global Demand Environment

Norwegian Joy to sail Alaska voyages beginning spring 2019

Norwegian Spirit to redeploy seasonally to China in summer 2020

Norwegian Pearl, Jewel and Jade to expand brand’s presence in Europe, Australia and Asia in 2019

Company expects to raise full year 2018 Adjusted EPS guidance

MIAMI, July 18, 2018 (GLOBE NEWSWIRE) -- Norwegian Cruise Line Holdings Ltd. (NYSE:NCLH) ("Norwegian Cruise Line Holdings," "Norwegian" or the "Company") today announced changes to its Norwegian Cruise Line brand’s 2019 and 2020 deployments to better monetize the strong global demand.  The Company also announced that it expects to raise its full year 2018 Adjusted EPS guidance despite headwinds from higher fuel prices, fluctuating foreign exchange rates and expected impacts associated with the announced deployments when it reports second quarter earnings on August 9, 2018.

“The booming demand environment in our core markets around the world, coupled with Norwegian Bliss’ record-breaking performance, continues to exceed our expectations,” said Frank Del Rio, president and chief executive officer of Norwegian Cruise Line Holdings Ltd.  “As a result, we are leveraging the strategic benefits of our growing fleet to quickly seize sizeable opportunities in over performing, unserved and underserved markets to meet the demands of our global customer base and drive higher returns for our shareholders.  The realignment and optimization of ship assets also allows us to rightsize our capacity in China while maintaining our commitment to this promising cruise market.”

Norwegian Joy to Sail Seasonally in Alaska, Mexican Riviera and Panama Canal

In April 2019, Norwegian Joy will redeploy from Shanghai to Seattle to sail 7-day voyages to Alaska, replacing Norwegian Pearl as Norwegian Cruise Line’s third ship in the region, joining Norwegian Bliss and Jewel.  Prior to her arrival in Seattle, Norwegian Joy will undergo an approximately $50 million upgrade to enhance her already popular features and bring her designs and offerings to be virtually identical to those of her sister ship, Norwegian Bliss, the newest and most successful ship in the line’s 51 year history.

Following her inaugural Alaska season, Norwegian Joy will reposition to Los Angeles for a season of Mexican Riviera and Panama Canal voyages in winter 2019/2020.   Her Mexican Riviera deployment will mark a turning point in the historically underserved winter cruise market from the West Coast of the United States with the arrival of a premier, state-of-the-art cruise ship.

Revitalized Norwegian Spirit to Serve China Market Seasonally Beginning Summer 2020

Norwegian Cruise Line remains committed to serving the Chinese cruise market by redeploying the 2,000 passenger Norwegian Spirit seasonally to the region beginning in summer 2020.  Prior to her arrival, Norwegian Spirit will undergo a previously scheduled bow to stern revitalization as the final ship to undergo enhancements under the Norwegian Edge® refurbishment program.

Norwegian Pearl to Redeploy to Europe

As Norwegian Joy enters the Alaska market in summer 2019, the 2,400 passenger Norwegian Pearl will redeploy to Europe offering varied itineraries throughout Northern Europe from Amsterdam, a new homeport for the line, to take full advantage of the growing Central European source market.  Norwegian Pearl strengthens the line's seasonal European deployment to six ships, where demand from both European and North American consumers remains at record levels.

Norwegian Jewel and Jade to Deploy to Australia and Asia

Norwegian Joy’s seasonal deployment to Los Angeles in winter 2019/2020 allows for the 2,400 passenger Norwegian Jewel to return to Australia for a third year of seasonal sailings from Sydney and new voyages departing from Auckland, New Zealand.  Building even further on the line’s growing presence in the region, the 2,400 passenger Norwegian Jade will offer a season of sailings throughout Southeast Asia departing from Singapore and Hong Kong in winter 2019/2020.  The deployment of Norwegian Jewel and Jade to the region is aimed to take full advantage of the flourishing Australian source market, which remains the world’s highest-penetrated and one of its fastest growing.

Financial Outlook

As a result of these multiple fleet deployment changes, the Company expects to earn approximately $0.30 in incremental Adjusted EPS in full year 2020.

In 2019, incremental earnings driven by higher yields commanded from a partial year of new itinerary deployments will be substantially offset by a one-time, non-cash write-off of approximately $25 million stemming from the upgrades and enhancements to Norwegian Joy, lost revenue for the five weeks out of service to complete the enhancements and reposition the vessel and additional expenses to market the redesigned itineraries.  As a result, the Company expects the aforementioned itinerary optimization to be slightly accretive to Adjusted EPS in full year 2019.

For 2018, strong organic earnings resulting from continued robust global demand are expected to more than offset impacts from higher fuel prices, fluctuating foreign exchange rates and additional redeployment-related items.  As a result, the Company expects to raise full year 2018 Adjusted EPS guidance when it reports financial results for the second quarter on August 9, 2018.

“The booking environment for cruise demand shows no signs of slowing,” said Del Rio.  “Occupancy for the second half of 2018 continues to be ahead of last year with pricing well ahead of last year’s record levels.  Similarly, the booked position for full year 2019 not only remains well ahead of the prior year’s record levels, the year over year gains in occupancy and pricing have also accelerated since our last earnings call.”

Conference Call on Second Quarter 2018 Financial Results

The Company will report second quarter 2018 financial results on Thursday, August 9, 2018 at 7:00 a.m. Eastern Time with a conference call to discuss results at 10:00 a.m. Eastern Time.  The conference call will be simultaneously webcast via the Company’s Investor Relations website, www.nclhltdinvestor.com.  A replay of the webcast will be available at the same site for 30 days following the call.

About Norwegian Cruise Line Holdings Ltd.

Norwegian Cruise Line Holdings Ltd. (NYSE:NCLH) is a leading global cruise company which operates the Norwegian Cruise Line, Oceania Cruises and Regent Seven Seas Cruises brands. With a combined fleet of 26 ships with approximately 54,400 berths, these brands offer itineraries to more than 450 destinations worldwide. The Company will introduce eight additional ships through 2027.

Non-GAAP Financial Measures
“Adjusted EPS” is a non-GAAP financial measure that is defined as net income, adjusted for certain supplemental adjustments, divided by the number of diluted weighted-average shares outstanding. A reconciliation of Adjusted EPS to the most directly comparable GAAP measure is not available for forward-looking estimates because it would be too difficult to prepare a reliable GAAP quantitative reconciliation without unreasonable effort.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this release constitute forward-looking statements within the meaning of the U.S. federal securities laws intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this release, including, without limitation, those regarding our business strategy, financial position, results of operations, plans, prospects and objectives of management for future operations (including expected fleet deployments, fleet enhancement plans and costs, objectives relating to our activities and expected performance in new markets), are forward-looking statements. Many, but not all, of these statements can be found by looking for words like "expect," "anticipate," "goal," "project," "plan," "believe," "seek," "will," "may," "forecast," "estimate," "intend," "future," and similar words. Forward-looking statements do not guarantee future performance and may involve risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in those forward-looking statements. Examples of these risks, uncertainties and other factors include, but are not limited to the impact of: adverse events impacting the security of travel, such as terrorist acts, armed conflict and threats thereof, acts of piracy, and other international events; adverse incidents involving cruise ships; adverse general economic and related factors, such as fluctuating or increasing levels of unemployment, underemployment and the volatility of fuel prices, declines in the securities and real estate markets, and perceptions of these conditions that decrease the level of disposable income of consumers or consumer confidence; the spread of epidemics and viral outbreaks; our expansion into and investments in new markets;  the risks and increased costs associated with operating internationally; breaches in data security or other disturbances to our information technology and other networks; changes in fuel prices and/or other cruise operating costs; fluctuations in foreign currency exchange rates; overcapacity in key markets or globally; the unavailability of attractive port destinations; our indebtedness and restrictions in the agreements governing our indebtedness that limit our flexibility in operating our business; the significant portion of our assets pledged as collateral under our existing debt agreements and the ability of our creditors to accelerate the repayment of our indebtedness; volatility and disruptions in the global credit and financial markets, which may adversely affect our ability to borrow and could increase our counterparty credit risks, including those under our credit facilities, derivatives, contingent obligations, insurance contracts and new ship progress payment guarantees; our inability to recruit or retain qualified personnel or the loss of key personnel; delays in our shipbuilding program and ship repairs, maintenance and refurbishments; our reliance on third parties to provide hotel management services to certain ships and certain other services; future increases in the price of, or major changes or reduction in, commercial airline services; amendments to our collective bargaining agreements for crew members and other employee relation issues; our inability to obtain adequate insurance coverage; future changes relating to how external distribution channels sell and market our cruises; pending or threatened litigation, investigations and enforcement actions; our ability to keep pace with developments in technology; seasonal variations in passenger fare rates and occupancy levels at different times of the year; changes involving the tax and environmental regulatory regimes in which we operate; and other factors set forth under "Risk Factors" in our most recently filed Annual Report on Form 10-K and subsequent filings by the Company with the Securities and Exchange Commission. The above examples are not exhaustive and new risks emerge from time to time. Such forward-looking statements are based on our current beliefs, assumptions, expectations, estimates and projections regarding our present and future business strategies and the environment in which we expect to operate in the future. These forward-looking statements speak only as of the date made. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change of events, conditions or circumstances on which any such statement was based, except as required by law.

Investor Relations & Media Contacts
Andrea DeMarco
(305) 468-2339 InvestorRelations@nclcorp.com Jordan Kever (305) 436-4961